As filed with the Securities and Exchange          Registration No. 333-________
Commission on June 16, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                 EARTHLINK, INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                     58-2511877
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                        1430 West Peachtree Street, N.W.
                                    Suite 400
                             Atlanta, Georgia 30309
                    (Address of principal executive offices)

                               -------------------

                                 EARTHLINK, INC.
                              STOCK INCENTIVE PLAN
                                       AND
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)

                               -------------------

                              Samuel DeSimone, Jr.
                                    Secretary
                                 EarthLink, Inc.
                        1430 West Peachtree Street, N.W.
                                    Suite 400
                             Atlanta, Georgia 30309
                                 (404) 815-0770

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                        Proposed maximum      Proposed maximum
      Title of securities            Amount to be        offering price           aggregate           Amount of
       to be registered             registered (1)        per share(2)        offering price(2)   registration fee
--------------------------------- ------------------- --------------------- --------------------- ------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01                    20,350,000             $16.81             $342,134,375           $90,322
par value....................           shares
====================================================================================================================

         (1) Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $16.81 per share, which was the closing price of the Registrant's Common Stock on June 13, 2000, as reported in The Wall Street Journal.

==============================+=================================================

                              EXPLANATION STATEMENT

         This Registration Statement on Form S-8 is being filed by EarthLink, Inc., a Delaware corporation (the "Company"), to register an aggregate of 20,350,000 shares of the Company's common stock, $.01 par value per share ("Common Stock") reserved to be issued under a newly adopted Stock Incentive Plan (for which 20,000,000 shares of Common Stock are reserved for issuance) and a Stock Option Plan for Non-Employee Directors (for which 350,000 shares of Common Stock are reserved for issuance).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated by reference and made a part hereof:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         (ii) The Company's Quarterly Report on Form 10-Q dated March 15,
         2000.

        (iii) The description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form S-8 filed on February 10, 2000 (Registration No. 333-30024).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Each share of EarthLink, Inc. common stock entitles its holder to one vote on all matters required or permitted to be voted on by EarthLink, Inc. The terms of the Common Stock do not contain any conversion or redemption rights or rights to subscribe for more securities of EarthLink, Inc. Holders of Common Stock have no right to cumulate votes in the election of directors. Holders of Common Stock are entitled to receive dividends if declared by the Company's board of directors out of funds legally available for distribution. Upon the liquidation of the Company, the holders of Common Stock will be entitled, subject to the rights of the holders of any outstanding preferred stock of the Company, to receive pro rata all assets, if any, of the Company available for distribution after the payment of expenses and all prior claims.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

         Article 6 of the Registrant's Certificate of Incorporation generally permits indemnification of directors and Article XII of the Registrant's By-laws generally permits indemnification of directors, officers and employees to the fullest extent authorized by the General Corporation Law of the State of Delaware. In addition, the Company maintains customary directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

    EXHIBIT NO.                                 DESCRIPTION
    -----------                                 -----------
        4.1           Amended and Restated Certificate of Incorporation  (incorporated herein by reference to Exhibit
                      4.1 of the Registrant's Registration Statement on Form S-8, Reg. No. 333-30024).

        4.2           Bylaws  (incorporated  herein by  reference  to Exhibit  4.2 of the  Registrant's  Registration
                      Statement on Form S-8, Reg. No. 333-30024).

        4.3           Specimen  Stock  Certificate   (incorporated   herein  by  reference  to  Exhibit  4.3  of  the
                      Registrant's Registration Statement on Form S-8, Reg. No. 333-30024).

        4.4           Stock Incentive Plan (EarthLink, Inc.).

        4.5           Stock Option Plan for Non-Employee Directors (EarthLink, Inc.).

         5            Opinion of Hunton & Williams, as counsel with respect to the securities being registered.

        23.1          Consent of Hunton & Williams (included in Exhibit 5).

        23.2          Consent of PricewaterhouseCoopers LLP, independent accountants.

        23.3          Consent of Arthur Andersen LLP, independent accountants.

         24           Power of Attorney (see signature pages to this Registration Statement).

ITEM 9.   UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on this 15th day of June, 2000.

                                 EARTHLINK, INC.

                                 By: /s/ CHARLES G. BETTY
                                    --------------------------------------------
                                    Charles G. Betty
                                    Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles G. Betty and Samuel DeSimone as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on June 15, 2000 by the following persons in the capacities indicated.

/s/ CHARLES G. BETTY
------------------------------------    Chief Executive Officer and Director
Charles G. Betty                        (principal executive officer)

/s/ LEE ADREAN
------------------------------------   Chief Financial Officer (principal
Lee Adrean                             financial and principal accounting
                                       officer)

/s/ CHARLES M. BREWER                  Chairman of the Board of Directors
------------------------------------
Charles M. Brewer

/s/ MICHAEL S. MCQUARY                 President and Director
------------------------------------
Michael S. McQuary

/s/ SKY D. DAYTON                      Director
------------------------------------
Sky D. Dayton

/s/ LINWOOD A. LACY, JR.               Director
------------------------------------
Linwood A. Lacy, Jr.

/s/ CAMPBELL B. LANIER, III            Director
------------------------------------
Campbell B. Lanier, III

/s/ WILLIAM H. SCOTT, III              Director
------------------------------------
William H. Scott, III

/s/ WILLIAM T. ESREY                   Director
------------------------------------
William T. Esrey

/s/ REED E. SLATKIN                    Director
------------------------------------
Reed E. Slatkin

/s/ LEN J. LAUER                       Director
------------------------------------
Len J. Lauer

/s/ PHILIP SCHILLER                    Director
------------------------------------
Philip Schiller

                                  EXHIBIT INDEX

    EXHIBIT NO.                   DESCRIPTION
    -----------                   -----------

        4.1           Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit
                      4.1 of the Registrant's Registration Statement on Form S-8, Reg. No. 333-30024).

        4.2           Bylaws (incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration
                      Statement on Form S-8, Reg. No. 333-30024).

        4.3           Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.3 of the
                      Registrant's Registration Statement on Form S-8, Reg. No. 333-30024).

        4.4           Stock Incentive Plan (EarthLink, Inc.).

        4.5           Stock Option Plan for Non-Employee Directors (EarthLink, Inc.).

         5            Opinion of Hunton & Williams, as counsel with respect to the securities being registered.

        23.1          Consent of Hunton & Williams (included in Exhibit 5).

        23.2          Consent of PricewaterhouseCoopers LLP, independent accountants.

        23.3          Consent of Arthur Andersen LLP, independent accountants.

         24           Power of Attorney (see signature pages to this Registration Statement).